Exhibit 5.1 1221 PEACHTREE STREET, N.E. • SUITE 400 • ATLANTA, GEORGIA 30361 TELEPHONE: +1.404.521.3939 • JONESDAY.COM AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SIL ICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTO N June 16, 2025 Forward Air Corporation 1915 Snapps Ferry Road Building N Greeneville, TN 37745 Re: Post-Effective Amendments to Registration Statements on Form S-8 Filed by Forward Air Corp. Ladies and Gentlemen: We have acted as counsel to Forward Air Corporation, a Delaware corporation (the “Company”), as successor to Forward Air Corporation, a Tennessee corporation, in connection with the filing by the Company of Post-Effective Amendment No. 1 to (i) the Registration Statement on Form S-8 (Registration No. 333-125872) (the “2005 Registration Statement”) filed by the Company to register under the Securities Act of 1933 (the “Securities Act”) an aggregate of 500,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Company to be issued or delivered and sold pursuant to the Forward Air Corporation 2005 Employee Stock Purchase Plan (the “2005 Plan”), (ii) the Registration Statement on Form S-8 (Registration No. 333-211256) (the “2016 Registration Statement”) filed by the Company to register under the Securities Act an aggregate of 2,000,000 Shares to be issued or delivered and sold pursuant to the Forward Air Corporation 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”) and 160,000 Shares to be issued or delivered and sold pursuant to the Amended and Restated Non- Employee Director Stock Plan (the “NED Stock Plan” and together with the 2005 Plan and the 2016 Plan, the “Plans”), and (iii) the Registration Statement on Form S-8 (Registration No. 333- 280279) (the “2024 Registration Statement” and together with the 2005 Registration Statement and the 2016 Registration Statement, the “Registration Statements”) filed by the Company to register under the Securities Act an aggregate of 1,370,000 Shares to be issued or delivered and sold pursuant to the 2016 Plan. In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plans and the authorized forms of applicable award agreements thereunder (collectively, the “Award Agreements”) will be, when issued or delivered

Forward Air Corporation June 16, 2025 Page 2 and sold in accordance with the applicable Plan and the applicable Award Agreements, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion with respect to the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plans and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions. In rendering the opinion above, we have assumed that each award under the Plans will be approved by the Board of Directors of the Company or an authorized committee thereof. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Post-Effective Amendments to the Registration Statements. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Very truly yours, /s/ Jones Day